SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 8, 2001

Alliance Pharmaceutical Corp.
(Exact Name of Registrant as Specified in Charter)

New York (State or other jurisdiction of incorporation)	0-12950 (Commission File Number)	14-1644018 (IRS Employer ID Number)

6175 Lusk Boulevard, San Diego, California (Address of principal executive offices)	92121 (Zip Code)

Registrant's telephone number, including area code: (858) 410-5200

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events.

          On January 8, 2001 Alliance Pharmaceutical Corp.(the "Company") announced that it has voluntarily suspended enrollment in its Phase 3 cardiac surgery study with OxygentTM (perflubron emulsion) due to an imbalance in certain adverse events, primarily the incidence of stroke. While the frequency of these adverse events in the Oxygent treatment group is in agreement with published data for patients undergoing cardiac bypass surgery, the control group frequency is remarkably low, causing a disparity in the proportion of adverse events between the treatment and control patients. The study investigators have not attributed the adverse events to the use of Oxygent, which has now been evaluated in 19 clinical studies involving more than 1,400 subjects. The adverse events that prompted the suspension of the study were not apparent in a completed Phase 3 study with 492 general surgery patients that demonstrated significant reduction and avoidance in blood usage compared to the control population.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements

           None.

(b) Pro Forma Financial Statements

           None.

(c) Exhibits

Exhibit No. 99.1	Exhibit Press release.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE PHARMACEUTICAL CORP. By: /s/ Lloyd A. Rowland Lloyd A. Rowland Vice President and General Counsel

Dated January 9, 2001